SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Ryan's Family Steak Houses, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RYAN’S FAMILY STEAK HOUSES, INC.

405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina

June 17, 2002

To Our Shareholders:

      We cordially invite you to attend a Special Meeting of Shareholders of Ryan’s Family Steak Houses, Inc. on Monday, July 22, 2002. The meeting will begin at 9:00 a.m. at the Ryan’s Family Steakhouse restaurant at 1501 West Poinsett Street, Greer, South Carolina.

      The official Notice of Special Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.

      This Special Meeting of Shareholders is being held principally in order to vote upon the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan. The Plan presented in this Proxy Statement differs in some respects from the plan that was voted upon and defeated at the Annual Meeting of Shareholders on May 1, 2002. In developing the revised Plan, the Company’s management retained an independent consultant to review Plan provisions and has implemented changes that were suggested by that consultant in order to better conform the Plan to current expectations of investors, particularly institutional shareholders, as to the valuation and dilutive impact of stock option plans.

      The vote of every shareholder is important. To ensure proper representation of your shares at the meeting, please complete, sign and date the enclosed Proxy Card and return it as soon as possible, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

Sincerely,

Janet J. Gleitz
Secretary

PROXY STATEMENT
PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN
CERTAIN BENEFICIAL OWNERS OF COMMON STOCK
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
SOLICITATION OF PROXIES
PROPOSALS OF SHAREHOLDERS

RYAN’S FAMILY STEAK HOUSES, INC.

405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 22, 2002

To Our Shareholders:

      Ryan’s Family Steak Houses, Inc. will hold a Special Meeting of Shareholders at the Ryan’s Family Steakhouse restaurant at 1501 West Poinsett Street, Greer, South Carolina, on Monday, July 22, 2002, at 9:00 a.m. for the following purposes:

(1) To vote on a proposal to approve the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan; and

(2) To transact any other business properly presented at the meeting or any adjournment.

      If you were a shareholder of record at the close of business on May 30, 2002, you may vote at the Special Meeting.

By Order of the Board of Directors,

Janet J. Gleitz
Secretary

June 17, 2002

Greer, South Carolina

      A Proxy Card is enclosed. To ensure that your shares will be voted at the Special Meeting, please complete, sign and date the enclosed Proxy Card and return it as soon as possible in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you return your signed Proxy Card, you retain your right to vote if you attend the meeting.

RYAN’S FAMILY STEAK HOUSES, INC.

405 Lancaster Avenue (29650)
Post Office Box 100 (29652)
Greer, South Carolina
(864) 879-1000

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

      The Board of Directors of Ryan’s Family Steak Houses, Inc. is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at a Special Meeting of Shareholders to be held at 9:00 a.m. on Monday, July 22, 2002, at the Ryan’s Family Steakhouse restaurant at 1501 West Poinsett Street, Greer, South Carolina. The approximate mailing date of this Proxy Statement is June 17, 2002.

      Shareholders of record at the close of business on May 30, 2002, are entitled to notice of and to vote at the Special Meeting. On that date, 43,778,000 shares of Ryan’s Common Stock, $1.00 par value per share, were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on May 30, 2002, on all matters properly presented at the Special Meeting or any adjournment. All share amounts in this Proxy Statement are presented on a post-split basis in recognition of the three-for-two stock split of Ryan’s Common Stock completed on May 29, 2002.

      If you give a proxy, you may revoke it at any time before it is exercised by:

•	submitting a written notice of revocation (dated later than the proxy card) to the Secretary at or before the Special Meeting;

•	submitting another proxy that is properly signed and later dated; or

•	voting in person at the meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy).

      Unless you decide to vote your shares in person, you may revoke your prior proxy by delivering a notice to the Secretary of Ryan’s at the Special Meeting or prior to the Special Meeting to Ryan’s Family Steak Houses, Inc., Post Office Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz.

      Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. If you do not specify how to vote your shares, all shares represented by a proxy that is received by the Company’s transfer agent will be voted FOR the proposal to approve the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan and in the best judgment of the proxy holders on any other matter that may properly come before the Special Meeting and any and all adjournments and on matters incident to the conduct of the meeting.

      An automated system administered by Ryan’s transfer agent tabulates the votes. The Company’s bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at May 30, 2002, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the proposal to approve the 2002 Stock Option Plan, abstentions and broker non-votes are not counted.

      Approval of the 2002 Stock Option Plan will require the affirmative vote of holders of a majority of the shares voting on the issue at the Special Meeting.

PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN

(Item #1 on the Proxy)

      The Board of Directors and the Compensation Committee recommend that the shareholders of the Company approve adoption of the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan (the “Plan”). Under the Plan, the Board or Compensation Committee would have the discretion to grant options for up to an aggregate maximum of 3,600,000 shares of the Company’s Common Stock. As described below, 900,000 of these shares would be 10-Year Option Shares and the remaining 2,700,000 would be 7-Year Option Shares. This maximum number of shares would be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, recapitalization, merger, reorganization, consolidation, stock split or similar event affecting the characteristics of the shares of Common Stock of the Company. The Board and Compensation Committee recommend approval of the Plan because it will provide the Company’s key personnel who participate in the Plan with an incentive to maximize shareholder value by better aligning their compensation with the interests of the Company’s shareholders. Proceeds received by the Company from the sale of shares pursuant to options granted under the Plan will be used for general corporate purposes as determined by the Board. If approved at this Special Meeting of Shareholders, the Plan will be effective as of August 1, 2002.

      The purpose of the Plan is to promote the growth and profitability of the Company and its subsidiaries (“Subsidiaries”) by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company.

      The Compensation Committee or a special committee of the Board of Directors (the “Committee”) that includes those members of the Compensation Committee who are “outside directors” as defined for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee directors” as defined for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, shall administer the Plan. The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom options will be granted; (iii) within the limits established in the Plan, determine the number of shares to be subject to and the term of each option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing options granted under the Plan; (v) determine the time or times at which options shall be granted; (vi) make special grants of options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of options in installments and/or subject to specified conditions; (viii) determine the method of exercise of options granted under the Plan; (ix) determine any other terms and conditions to which options shall be subject, so long as such terms and conditions are not inconsistent with the Plan; (x) adopt, amend and rescind general and special rules and regulations for the Plan’s administration; and (xi) make all other determinations necessary or advisable for the administration of the Plan.

      Participation in the Plan is determined by the Committee and is limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company or the Subsidiaries who have the greatest impact on the Company’s long-term performance. In determining the key personnel to whom options shall be granted and the number of shares to be granted, the Committee shall take into account, in each case, the level and responsibility of the person’s position, performance, compensation, assessed potential and other factors the Committee shall deem relevant to accomplish the purpose of the Plan. Directors of the Company or any Subsidiary who are not also employees of the Company are eligible to participate in the Plan only under the conditions described in the next paragraph. The Company believes that approximately 1,500 employees of the Company and its Subsidiaries are currently eligible to participate in the Plan.

      The Plan contains certain provisions for directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an “Eligible Director”). On October 31 of each calendar year (or, if October 31 is not a business day, the immediately preceding business day) (the “Grant Date”), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the Grant Date (an “Eligible Director Option”). No Eligible Director Options may be awarded under the Plan, however, as long as shares of Common Stock remain available for issue pursuant to options granted under the Company’s 1998 Stock Option Plan. Eligible Director Options shall be granted with respect to 10-Year Option Shares so long as any such shares remain available under the Plan. An Eligible Director Option granted with respect to 10-Year Option Shares shall be exercisable in full on and after the date that is six months after the Grant Date until, and including, the date that is the business day immediately preceding the tenth anniversary of the Grant Date. An Eligible Director Option granted with respect to 7-Year Option Shares shall be exercisable (a) with respect to half of the 7-Year Option Shares with respect to which such option is granted, on and after the first anniversary of the Grant Date and (b) with respect to all of the 7-Year Option Shares with respect to which such option is granted, on and after the second anniversary of the Grant Date, and, in each case, until, and including, the date that is the business day immediately preceding the seventh anniversary of the Grant Date. Notice of each such option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.

      The stock to be offered under the Plan, upon exercise of options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 3,600,000 shares are reserved for the grant under the Plan of options. Of these shares, 900,000 are 10-Year Option Shares and the remaining 2,700,000 are 7-Year Option Shares. The maximum number of shares of the Company’s Common Stock that may be covered by options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under the Plan to lose its deductibility under Section 162(m), the maximum number of shares subject to the Plan, and the number of shares designated as 10-Year Option Shares and 7-Year Option Shares, shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by the Plan and occurring after the effective date of the Plan. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Plan.

      The Committee shall establish the term of each option, but the term shall not exceed (a) in the case of options granted with respect to 10-Year Option Shares, ten (10) years from the date of grant; (b) in the case of options granted with respect to 7-Year Option Shares, seven (7) years from the date of grant; and (c) notwithstanding clauses (a) and (b), in the case of options granted to any owner of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary, five (5) years from the date of the grant.

      The Committee shall also determine the schedule for exercising each option provided that (a) an option granted with respect to 10-Year Option Shares shall first become exercisable, and shall be exercisable in full, on and after the date that is six months after the date of grant and from time to time thereafter until such option expires and (b) an option granted with respect to 7-Year Option Shares shall first become exercisable (i) with respect to half of the 7-Year Option Shares with respect to which such option is granted, on and after the first anniversary of the date of grant and (ii) with respect to all of the 7-Year Option Shares with respect to which such option is granted, on and after the second anniversary of the date of grant, in each case until such option expires. Notwithstanding the foregoing, upon any Change of Control all outstanding options that are not vested shall immediately become fully vested. “Change of Control” generally includes (a) the sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person or group other than one or more wholly-owned Subsidiaries of the Company; (b) the adoption of a plan relating to the liquidation of the Company; (c) the first day on which a majority of the members of the Board are not Continuing Directors (as defined below); or (d) the consummation of a merger, share exchange or other transaction that results in any person or group (not including the Company or any Subsidiary, executive officer or employee benefit plan of the Company) becoming the beneficial owner of more than thirty-five percent (35%) of the outstanding Common Stock of the Company. “Continuing Directors” means, as of any date, any member of the Board who (i) was a member of the Board on the effective date of the Plan or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

      The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants options to purchase shares of the Company’s Common Stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) options which are intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code; (ii) options which are not intended to qualify under Section 422 of the Code (“NQOs”); or (iii) both of the foregoing if granted separately, not in tandem. Options may be allotted to participants in such amounts, subject to the limitations specified in the Plan, as the Committee, in its sole discretion, may from time to time determine. In the case of options intended to be ISOs, the aggregate fair market value (determined at the time of the options’ respective grants) of the shares with respect to which such options are exercisable for the first time by a participant during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.

      Generally, a participant is not taxed upon either the grant or exercise of an ISO. However, for purposes of determining an individual’s alternative minimum tax, the difference between the exercise price of an ISO and the market price at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify as an ISO, the stock acquired by a participant must be held for at least two years after the option is granted and one year after it is exercised. The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the holding periods expire.

      In the event of a disposition of an ISO prior to the end of the one- and two-year holding periods, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the exercise price and the market value at date of exercise, and the Company receives a tax deduction in an equal amount. If the participant holds the stock for the period of time required for ISO qualification, then he will be taxed only on the gain realized upon the disposition of the stock. His gain will be equal to the difference between the sales price of the stock and its exercise price. There is no requirement that ISOs must be exercised in the order granted. For all options intended to be ISOs to receive ISO treatment, the fair market value of stock subject to ISOs that become exercisable by an individual for the first time in any future year cannot exceed $100,000, determined in accordance with fair market value at the date of grant. If an ISO is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, neither of the holding period requirements described above in this paragraph apply.

      If options granted under the Plan do not qualify as ISOs, they will be treated as “non-qualified stock options” or “NQOs.” Ordinarily NQOs do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of an NQO, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price. The Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant’s income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

      Any option granted under the Plan (other than an option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the option (a “Grant-Date Officer”)) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, except as follows:

(a) if the optionee dies or becomes permanently and totally disabled, vested ISOs may be exercised up to one year after the date of death or termination of employment due to disability, and vested NQOs may be exercised up to two years after the date of death or termination of employment due to disability, but not past the remainder of their term;

(b) if the optionee resigns with the consent of the Company or has his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an “Immediate Termination Event” (as defined below), the optionee may exercise options vested as of the termination date for up to 3 months after the optionee ceases to be a director or employee, but not past the remainder of their term;

(c) if the optionee retires with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, the optionee may exercise options vested as of the date of retirement for the remainder of their term; or

(d) if the optionee retires with the consent of the Company after the optionee has reached his or her 55th birthday but has fewer than 10 years of service with the Company or any Subsidiary, the optionee may exercise options vested as of the date of retirement for up to 2 years after such date, but not past the remainder of their term.

      In the case of an option granted to a Grant-Date Officer, the termination of such participant’s employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the option, and the option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.

      An “Immediate Termination Event” means termination of employment or directorship by reason of: (i) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment); (ii) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; (iii) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual; (iv) failure to pass a drug test administered by the Company or any Subsidiary; or (v) obvious intoxication on the job or consumption of any alcoholic beverage on the premises of the Company or any Subsidiary. If an optionee has his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) on the date that the participant ceases to be an employee or a director.

      Under Section 422 of the Code, an ISO will lose its qualification as an ISO and be treated as an NQO if not exercised within three months of termination of the participant’s employment with the Company (the three-month period is extended to one year in cases of disability and does not apply in cases of death). The expiration dates described above would, in certain instances, permit an optionee to exercise an option granted as an ISO to be exercised beyond the statutory deadline for exercise of an ISO. Thus options originally classified as ISOs exercised by optionees, or their representatives, who seek to take full advantage of the expiration dates described above could lose their ISO status and be taxed as NQOs.

      In no event may an option be exercised after the expiration of its fixed term.

      Options granted pursuant to the Plan are not transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options granted pursuant to the Plan that are intended to qualify as ISOs are not transferable except by will or the laws of descent and distribution and during a participant’s lifetime are exercisable only by him or her.

      The price per share at which each option granted under the Plan may be exercised shall be the price as determined by the Committee at the time of grant based on criteria adopted by the Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Common Stock on the date such option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Fair market value is the closing price per share of the Common Stock as quoted on the NASDAQ National Market. The closing price of the Common Stock, as quoted on the NASDAQ National Market, on June 7, 2002 was $17.13 per share. Other than adjustments for stock splits, stock dividends and similar events, the price per share at which an option may be exercised may not be changed after the date of grant.

      A participant may exercise an option by completing each of the following steps:

(a) indicating in writing the decision to exercise the option and delivering such notice to the Company;

(b) tendering to the Company payment in full in cash, or in shares of the Company’s Common Stock, of the exercise price for the shares for which the option is exercised;

(c) tendering to the Company payment in full in cash, or in shares of the Company’s Common Stock, of the amount of all federal and state withholding or other employment taxes applicable to taxable income, if any, of the holder resulting from such exercise; and

(d) complying with such other reasonable requirements as the Committee may establish.

      The Plan provides that it may be suspended, terminated or amended by the Committee, except that shareholder approval would be required in the event an amendment were to:

(a) materially increase the benefits accruing to participants;

(b) increase the number of securities issuable under the Plan (other than an increase pursuant to the antidilution provisions of the Plan);

(c) change the class of individuals eligible to receive options; or

(d) otherwise materially modify the requirements for eligibility.

      The Plan provides that it shall terminate on the close of business on July 31, 2012, and no option shall be granted under the Plan after that date, but the termination shall not affect any option previously granted under the Plan.

      All of the Company’s executive officers and other key personnel are currently eligible to participate in the Plan.

      Each of the directors and executive officers of the Company (including those named in this Proxy Statement), as a potential participant in the Plan, could be deemed to have an interest in approval of the Plan.

      Because shares of the Company’s Common Stock will be issued upon exercise of options granted pursuant to the Plan, the proportional ownership of the Company by existing shareholders will be reduced.

      The Committee has not yet made any grants under the Plan and is unable to predict the exact number of options that will be granted under the Plan to officers or directors. The Committee expects, however, that in 2002 it will grant options under the Plan to officers and directors similar to the number of options that were granted during 2001 (without adjustment for the stock split). During 2001, and without adjustment for the stock split, the Company granted options with respect to an aggregate of 152,000 shares of Common Stock to executive officers as a group, options with respect to 25,000 shares of Common Stock to directors who are not executive officers as a group, and options with respect to an aggregate of 623,000 shares of Common Stock to employees (including all current officers who are not executive officers) as a group.

      The Plan is being submitted to the shareholders of the Company for approval in order to qualify the Plan under the incentive stock option rules of the Code, in order to permit options issued under the plan to qualify for exemption from Section 162(m) of the Code and because of the requirements of NASDAQ. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of

$1,000,000 paid to the chief executive officer and the four most highly compensated officers of a public company (who, in each proxy statement, will be the Named Executive Officers for such year). Certain types of performance-based compensation, including certain types of stock options, can be excluded from this deduction limit.

      For the Plan to be approved, the number of votes cast in favor of the Plan must exceed the number of votes cast against the Plan. Broker non-votes and abstentions have no effect on the vote pertaining to the Plan. If the Plan is not approved by the requisite shareholder vote described above, it will not become effective. By approving the Plan, shareholders will be approving, among other things, the class of employees and the class of directors eligible to participate in the Plan and the limits on various compensation awards contained in the Plan. Shareholders have no dissenters’ rights or rights of appraisal with respect to the vote to approve the Plan.

      The Board of Directors unanimously recommends a vote FOR the approval of the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

      To the extent known to Ryan’s, the only persons or groups that beneficially owned 5% or more of the outstanding shares of the Common Stock of Ryan’s as of May 30, 2002 are shown in the following table:

	Amount of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Class

Private Capital Management, Inc.(1)	6,240,753	(1)	14.1%
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108
Dimensional Fund Advisors Inc.(2)	3,604,950	(2)	8.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

(1)	Private Capital Management, Inc. (“PCMI”) reported on February 10, 2002 that it has shared voting and dispositive power as to all of the shares of Common Stock shown in the table. Bruce S. Sherman, Chief Executive Officer of PCMI, and Gregg J. Powers, President of PCMI, each has shared voting and dispositive power as to these shares of Ryan’s Common Stock owned by PCMI’s clients and managed by PCMI, but disclaims beneficial ownership of these shares.

(2)	Dimensional Fund Advisors Inc. (“Dimensional”) reported on January 30, 2002 that it serves as investment adviser or manager to certain investment companies, trusts and accounts (the “Funds”) and as such has sole voting and sole dispositive power for all of the shares of Common Stock shown in the table. All shares of Common Stock shown in the table above are owned by the Funds, no one of which to the knowledge of Dimensional owns more than 5% of Ryan’s Common Stock. Dimensional disclaims beneficial ownership of all these shares.

EXECUTIVE OFFICERS

      The following table provides the name, age, position with Ryan’s, years of service as an officer of Ryan’s and Common Stock beneficially owned as of May 30, 2002, by each executive officer of Ryan’s and all executive officers and directors as a group. The executive officers are appointed by and serve at the pleasure of the Board of Directors. Unless otherwise indicated in the footnotes to the table, each executive officer has sole voting and investment power with respect to the shares indicated.

					Percent of
				Aggregate Number	Outstanding
				of Shares	Represented by
			Company	Beneficially	Aggregate Number of
		Company Offices	Officer	Owned as of	Shares Beneficially
Name	Age	Currently Held	Since	May 30, 2002(1)	Owned(2)

Charles D. Way	49	Chairman of the Board, President and Chief Executive Officer	1981	498,705 (3)	1.1%

G. Edwin McCranie	53	Executive Vice President and Director	1989	284,170	0.6%

Fred T. Grant, Jr.	46	Senior Vice President — Finance, Treasurer and Assistant Secretary	1990	163,297	0.4%

Alan E. Shaw	43	Senior Vice President — Operations	1990	125,250	0.3%

Janet J. Gleitz	59	Secretary	1988	49,650 (4)	0.1%

Morgan A. Graham	65	Vice President — Construction	1991	194,377	0.4%

James R. Hart	54	Vice President — Human Resources	1988	174,901	0.4%

Ilene T. Turbow	51	Vice President — Marketing	1995	75,243	0.2%

All executive officers and
directors as a group
(13 persons)				1,966,041	4.3%

(1)	Includes 345,000 shares for Mr. Way, 259,500 shares for Mr. McCranie, 151,800 shares for Mr. Grant, 125,250 shares for Mr. Shaw, 44,250 shares for Ms. Gleitz, 187,500 shares for Mr. Graham, 161,886 shares for Mr. Hart, 68,235 shares for Ms. Turbow, and 1,658,421 shares for all executive officers and directors as a group that may be acquired within 60 days of May 30, 2002 through the exercise of stock options.
(2)	Under Rule 13d-3 of the Exchange Act, percentages of total outstanding shares are computed assuming that shares that can be acquired within 60 days of May 30, 2002 upon the exercise of options by a given person or group are outstanding, but shares others may similarly acquire are not outstanding.
(3)	Mr. Way’s wife owns 30,570 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.
(4)	The pension plan of Acro International Inc., a company owned by Ms. Gleitz’s husband, holds 3,750 of these shares.

      In 1996, Ryan’s implemented a policy to encourage executive officers to own more of the Company’s Common Stock, which would more closely align the personal financial interests of executive officers with shareholders’ interests. The policy provides that, over 13 years, the value of an executive officer’s Common Stock ownership should increase so that by the end of 2008 the value of an individual’s stock holdings of Ryan’s Common Stock equals 100% of his or her base salary. If an executive officer does not meet the target ownership value in a year, up to one-half of any bonus payable to that officer for that year will be paid in Ryan’s Common Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table shows for the fiscal years 2001, 2000 and 1999 the cash compensation paid by Ryan’s and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 2001 (collectively the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Awards

				Other Annual	Securities	All Other
Name and	Fiscal			Compensation	Underlying	Compensation
Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	Options (#)	($)(3)

Charles D. Way	2001	374,818	426,000	4,206	60,000	61,302	(4)
Chairman of the Board,	2000	364,914	73,000	2,017	60,000	69,536
President and Chief	1999	349,338	308,000	795	60,000	38,252
Executive Officer

G. Edwin McCranie	2001	220,626	219,674	4,638	37,500	38,345	(5)
Executive Vice President	2000	205,972	48,307	2,289	37,500	39,469
	1999	193,693	154,133	856	37,500	31,034

Fred T. Grant, Jr.	2001	194,741	193,830	1,129	30,000	32,196	(6)
Senior Vice President —	2000	182,991	42,914	714	30,000	34,271
Finance, Treasurer and	1999	171,895	136,654	429	30,000	28,912
Assistant Secretary

Alan E. Shaw	2001	219,626	194,600	2,396	33,750	58,330	(7)
Senior Vice President —	2000	204,972	74,950	1,196	33,750	44,953
Operations	1999	192,857	153,000	368	33,750	33,116

James R. Hart	2001	155,857	132,912	1,255	22,500	40,513	(8)
Vice President —	2000	147,010	29,547	876	22,500	42,951
Human Resources	1999	136,972	93,297	603	22,500	36,895

(1)	All bonus amounts, except for those earned by Mr. Shaw, were earned during the indicated fiscal year and paid during the subsequent year. Mr. Shaw’s bonuses are paid quarterly.
(2)	Amounts in this column were paid for the reimbursement of taxes.
(3)	The components of “All Other Compensation” described below may include the following: (a) premiums Ryan’s pays under its split-dollar life insurance coverage on the life of a participating executive officer for a period of ten years. Under the insurance plan, Ryan’s must be repaid the aggregate amount of the premiums, without interest, at the earlier of the executive’s death or termination of his employment; (b) Company matches made under the deferred compensation plan, a nonqualified plan that commenced in 1999 and provides benefits payable to officers and certain key executives or their designated beneficiaries at specified future dates or upon the termination of employment or death. Participants in the plan have the opportunity to (y) defer up to $150,000 of their compensation in excess of the Social Security wage base and (z) receive a matching contribution comparable to Ryan’s 401(k) Plan without the restrictions and limitations in the Internal Revenue Code of 1986, as amended. Participant deferrals and Ryan’s match are deposited each month in participant-owned insurance contracts that give each participant the opportunity to indicate a preference among various investment options. The return on these underlying investments determines the amount of earnings credit. Participants’ contributions vest immediately, and Ryan’s matching contributions vest after six years of employment, including prior service; and (c) the costs of equivalent term insurance related to a life insurance plan for officers and other key executives that provides for a death benefit equal to $6,002,000 for Mr. Way, $5,177,000 for Mr. McCranie, $1,477,000 for Mr. Grant, $5,556,000 for Mr. Shaw and $912,000 for Mr. Hart.
(4)	“All Other Compensation” for Mr. Way includes Ryan’s contributions of $4,319 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Way made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; a premium payment of $2,428 for disability insurance; Ryan’s estimate of the imputed benefit of $22,067 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Way’s life in the policy amount of $1,859,000; Company contributions to Ryan’s deferred compensation plan, amounting to $22,786; and $4,228 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(5)	“All Other Compensation” for Mr. McCranie includes Ryan’s contributions of $2,000 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. McCranie made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $21,324 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. McCranie’s life in the policy amount of $1,695,000; Company contributions to Ryan’s deferred compensation plan, amounting to $4,259; and $5,288 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(6)	“All Other Compensation” for Mr. Grant includes Ryan’s contributions of $1,916 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Grant made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $20,118 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Grant’s life in the policy amount of $1,675,000; Company contributions to Ryan’s deferred compensation plan, amounting to $3,799; and $889 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(7)	“All Other Compensation” for Mr. Shaw includes Ryan’s contributions of $1,240 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Shaw made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $28,085 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Shaw’s life in the policy amount of $1,782,000; Company contributions to Ryan’s deferred compensation plan, amounting to $20,827; and $2,704 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.

(8)	“All Other Compensation” for Mr. Hart includes Ryan’s contributions of $1,200 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Hart made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan’s standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan’s estimate of the imputed benefit of $23,339 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan’s on Mr. Hart’s life in the policy amount of $1,623,000; Company contributions to Ryan’s deferred compensation plan, amounting to $9,573; and $927 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.

Summary of Option Grants, Option Exercises and Holdings, and Equity Compensation Plan Information

      The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 2001:

Option Grants in Last Fiscal Year

Individual Grants
						Market Price
	Number of	Percent of Total				Required to
	Securities	Options Granted				Realize Grant
	Underlying	to Employees in	Exercise		Grant Date	Date Present
	Options	2001 Fiscal	Price	Expiration	Present	Value
Name	Granted (#)(1)	Year	($/Sh)	Date	Value ($)(2)	($/Sh)(3)

Charles D. Way	60,000	4.7%	11.86	10/19/2011	291,600	16.72
G. Edwin McCranie	37,500	3.0%	11.86	10/19/2011	182,250	16.72
Fred T. Grant, Jr.	30,000	2.4%	11.86	10/19/2011	145,800	16.72
Alan E. Shaw	33,750	2.7%	11.86	10/19/2011	164,025	16.72
James R. Hart	22,500	1.8%	11.86	10/19/2011	109,350	16.72

(1)	These options are all currently exercisable.
(2)	In accordance with Securities and Exchange Commission (“SEC”) rules, the dollar amounts under this column were calculated using the Black-Scholes based option valuation model. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.29, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk-free rate of return of 4.53%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. No adjustment was made for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent, if any, to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.
(3)	In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $16.72 in present value terms.

      The following table shows option exercises, the unexercised options held as of the end of fiscal 2001 and the value of unexercised options for each Named Executive Officer.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money
			at 2001 Fiscal	Options at 2001
			Year End (#)	Fiscal Year End($)(2)
	Shares	Value
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)(1)	Unexercisable	Unexercisable

Charles D. Way	180,000	1,177,800	390,000/0	2,807,100/0
G. Edwin McCranie	30,000	137,525	259,500/0	1,900,105/0
Fred T. Grant, Jr.	61,500	419,955	151,800/0	1,009,992/0
Alan E. Shaw	58,500	331,110	187,050/0	1,252,802/0
James R. Hart	31,350	122,172	161,886/0	1,199,005/0

(1)	The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, and (b) the number of shares acquired upon exercise.
(2)	The value of unexercised in-the-money options for each officer was calculated as follows: (a) the product of the market price of the Common Stock as of January 2, 2002, and the number of shares covered by the in-the-money options held by such officer, minus (b) the product of the exercise price with respect to such options and the number of shares covered by such options.

      The following table provides information as of the end of fiscal 2001 on the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the number of securities remaining available for future issuance.

Equity Compensation Plan Information at Last Fiscal Year-End

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities To	Weighted-Average Exercise	Issuance under Equity
	Be Issued upon Exercise	Price of Outstanding	Compensation Plans
	of Outstanding Options,	Options, Warrants and	(Excluding Securities
Plan Category	Warrants and Rights (#)	Rights ($/Sh)	Reflected in Column (a)) (#)

Equity compensation plans approved by security holders	4,728,000	7.41	612,000
Equity compensation plans not approved by security holders	—	—	—

Total	4,728,000	7.41	612,000

Deferred Compensation — Salary Continuation Agreement

      The Company is party to a Deferred Compensation — Salary Continuation Agreement with Mr. Charles Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way’s retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987 and are now fully vested. The total deferred compensation liability as of December 31, 2001 relating to this agreement was $343,728. An aggregate of $25,461 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 2001. Ryan’s is the owner and beneficiary of a life insurance policy on the life of Mr. Way. The Company expects that the cost of benefits under this arrangement will be paid through a combination of general corporate funds and the cash surrender value of the insurance policy.

Executive Employment Agreements

      In February 2001, each of Messrs. Way, McCranie, Grant and Hart (each an “Executive”) entered into an Employment, Noncompetition and Severance Agreement with Ryan’s Family Steak Houses TLC, Inc. (“Ryan’s TLC”), a wholly-owned subsidiary of Ryan’s. Each agreement specified a base annual salary for the officer, subject to annual review by Ryan’s Board of Directors. In addition to annual salary, each agreement provides for participation in Ryan’s TLC’s Executive Bonus Plan, discretionary stock option grants and other executive-level benefits.

      Each agreement contains an “evergreen” term provision so that, until an Executive is 60 years old, the term of the agreement runs for the next two-year period. Either Ryan’s TLC or the Executive may cause the term to become fixed to a two-year term from the date of notice. At age 60, the term converts to a five-year period, with the agreement expiring at age 65.

      The agreement also contains noncompetition provisions. Each Executive is prohibited from hiring current and certain former Ryan’s employees and from working for a competing restaurant business for a period of two years following termination of employment at Ryan’s.

      Each Executive is also eligible for severance payments resulting from certain termination circumstances. Severance payments, when applicable, will be based on the sum of Executive’s most recent annual salary and the average of the most recent three years of bonus payments (this sum is referred to as “Annual Compensation”). If an Executive is terminated by Ryan’s for reasons other than “cause” (or for “cause” after a change of control, as defined in the agreement), the severance payment will be equal to one times Annual Compensation or, for termination without cause after a change of control, two times Annual Compensation. “Cause” includes material criminal fraud, material dereliction of duties, intentional material damage to the property or business of Ryan’s and its subsidiaries, commission of a material felony or repeated failure to carry out the Board’s or the CEO’s reasonable directions. Following a change of control, an “involuntary termination” by the Executive results in a severance payment equal to two times Annual Compensation, while a voluntary termination by the Executive after a change of control results in a severance payment equal to one times Annual Compensation. “Involuntary termination” is defined as a termination by the Executive following a change of control due to a change in the Executive’s position, authority, status or duties, change in the agreement’s terms (including the rolling two-year termination date), reduction in compensation or benefits, forced relocation outside the Greenville, South Carolina metropolitan area or significant increase in travel requirements. In addition, termination by the Executive due to a material breach of the agreement by Ryan’s TLC (after notice and a cure period) results in a severance payment equal to two times Annual Compensation. All other termination circumstances do not result in any severance payment.

PERFORMANCE GRAPH

      Below is a line graph comparing the cumulative, total shareholder return on the Common Stock of Ryan’s for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating restaurants, over the same period (assuming a $100 initial investment and dividend reinvestment). If you are a shareholder of record on May 30, 2002, the Company will promptly furnish to you without charge the identity of the companies included in the peer group. You may send requests to Ryan’s Family Steak Houses, Inc., Post Office Box 100, Greer, South Carolina 29652, Attention: Shareholder Relations.

      Note: The stock price performance shown on the graph below does not necessarily indicate future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS

AMONG RYAN’S FAMILY STEAK HOUSES, INC., SIC RESTAURANT INDEX
AND NASDAQ MARKET INDEX FOR THE
FIVE-YEAR PERIOD ENDED JANUARY 2, 2002 (YEAR-END 2001)

	12/31/1996	12/31/1997	12/30/1998	12/29/1999	1/03/2001	1/02/2002

Ryan’s Family Steak Houses, Inc.	$100.00	124.55	181.82	122.73	139.10	302.55
SIC Restaurant Index	$100.00	105.25	142.20	135.26	128.80	131.17
Nasdaq Market Index	$100.00	122.32	172.52	304.29	191.25	152.46

SOLICITATION OF PROXIES

      Ryan’s will pay for soliciting proxies. Officers and other regular employees of Ryan’s may solicit proxies by telephone, e-mail, telegram or personal interview for no additional compensation. Ryan’s has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. Ryan’s will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders.

PROPOSALS OF SHAREHOLDERS

      Any shareholder who wishes to present a proposal at the 2003 Annual Meeting of Shareholders and have his or her proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to Ryan’s no later than November 28, 2002. The proposal must comply with the rules of the SEC relating to shareholder proposals. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background(s) of the proposed nominee(s) for the Board by no later than November 28, 2002. With respect to a shareholder proposal for the 2003 Annual Meeting of Shareholders that is not intended to be included in the proxy materials relating to the meeting, the proposal must be received by Ryan’s at least forty-five (45) days prior to the shareholders meeting at which the proposal is to be presented. After that date, the proposal will not be considered timely. Shareholders may send their proposals to Ryan’s Family Steak Houses, Inc., Post Office Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz.

OTHER BUSINESS

      As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Special Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.

By Order of the Board of Directors,

Janet J. Gleitz
Secretary

Greer, South Carolina

June 17, 2002

APPENDIX A

Revocable Proxy	RYAN’S FAMILY STEAK HOUSES, INC. 405 Lancaster Avenue (29650) Post Office Box 100 (29652) Greer, South Carolina

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002 SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Ryan’s Family Steak Houses, Inc. (the “Company”), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company that the undersigned shall be entitled to vote, at the 2002 Special Meeting of Shareholders of the Company, to be held at the Company’s office at the Ryan’s Family Steak House restaurant at 1501 West Poinsett Street, Greer, South Carolina, on Monday, July 22, 2002, at 9:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (i) submitting a written notice of revocation (dated later than this proxy card) to the Secretary of the Company at or before the Special Meeting, (ii) submitting another proxy that is properly signed and dated later than this proxy card, or (iii) voting in person at the meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy).

Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

PLEASE COMPLETE, DATE, SIGN ON THE REVERSE SIDE, AND RETURN PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

HAS YOUR ADDRESS CHANGED? If so, print new address below:	DO YOU HAVE ANY COMMENTS?

☒ PLEASE MARK VOTE AS IN THIS EXAMPLE		THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSAL.		WILL BE VOTED FOR THE PROPOSALS.
1)	Approve the Ryan’s Family Steak Houses, Inc. 2002 Stock Option Plan: ☐ For ☐ Against ☐ Abstain	In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Special Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Special Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Please sign and date this proxy card.	Date	Mark box at right if you plan to attend the Special Meeting ☐

Shareholder sign here	Co-owner sign here	Mark box at right if comments or address change has been noted on the reverse side of this card ☐

RECORD DATE SHARES: [print number here]

[shareholder name here]

[shareholder address here]

APPENDIX B

RYAN’S FAMILY STEAK HOUSES, INC.

2002 STOCK OPTION PLAN

Effective as of August 1, 2002

RYAN’S FAMILY STEAK HOUSES, INC.

2002 STOCK OPTION PLAN

1.     Purpose

      The purpose of the Ryan’s Family Steak Houses, Inc. Stock Option Plan (the “Plan”) is to promote the growth and profitability of Ryan’s Family Steak Houses, Inc. (the “Company”) and its subsidiaries from time to time (the “Subsidiaries”) by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options (“Options”) to purchase shares of the common stock of the Company.

2.     Administration

      The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”); provided, however, that, if the Compensation Committee includes members who are not “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision (“Section 162(m)”)) or “non-employee directors” (within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) the Plan shall be administered by a special committee of the Board of Directors that includes those members of the Company’s Compensation Committee (not less than two) who are “outside directors” and “non-employee directors.” The administering committee shall be referred to herein as the “Committee.” The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to and the term of each Option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of Options in installments and/or subject to specified conditions; (viii) determine the method of exercise of Options granted under the Plan; (ix) determine any other terms and conditions to which Options shall be subject, so long as such terms and conditions are not inconsistent with this Plan; (x) adopt, amend and rescind general and special rules and regulations for the Plan’s administration; and (xi) make all other determinations necessary or advisable for the administration of this Plan.

      Any action which the Committee is authorized to take may be taken without a meeting if all the members of the Committee sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Company or by resolution of the Committee.

      The Committee may designate selected Board members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Committee; subject in each such case to the requirements of Rule 16b-3 and Section 162(m).

      No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

3.     Eligibility and Factors to be Considered in Granting Options

      Participation in this Plan shall be determined by the Committee and (other than grants pursuant to Section 5 hereof) shall be limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company and the Subsidiaries who have the greatest impact on the

2

Company’s long-term performance. In making any determination as to the key personnel to whom Options shall be granted and as to the number of shares to be subject thereto, the Committee shall take into account, in each case, the level and responsibility of the position, performance, compensation, assessed potential and such other factors as the Committee shall deem relevant to the accomplishment of the purposes of the Plan.

      Directors of the Company or any Subsidiary who are not also employees of the Company or any Subsidiary are not eligible to participate in this Plan, except pursuant to Section 5 of the Plan. Options may be granted under this Plan only for a reason connected with employment or directorship.

4.     Stock Subject to Plan

      The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 3,600,000 shares are reserved for the grant of Options under this Plan, any or all of which, at the Committee’s discretion, may be intended to qualify as incentive stock options under Section 422 of the Code. Of the 3,600,000 shares reserved for this Plan, 900,000 shares shall be 10-Year Option Shares and the remaining 2,700,000 shares shall be 7-Year Option Shares. The maximum number of shares of the Company’s common stock that may be covered by Options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), the maximum number of shares subject to the Plan, and the number of shares designated as 10-Year Option Shares and 7-Year Option Shares, shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 15 of this Plan and occurring after the adoption of this Plan.

      If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

      The Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

5.     Options for Directors Who Are Neither Officers Nor Employees

      The grant of Options under this Section 5 shall be limited to those directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an “Eligible Director”).

      On October 31 of each calendar year (or, if October 31 is not a business day, the immediately preceding business day) (the “Grant Date”), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of common stock at an exercise price equal to the closing price of the common stock on the Grant Date (an “Eligible Director Option”); provided, that no Eligible Director Options may be awarded under this Plan unless and until no shares remain available for the grant of options under the Company’s 1998 Stock Option Plan. Eligible Director Options shall be granted with respect to 10-Year Option Shares so long as any such shares remain available under the Plan. An Eligible Director Option granted with respect to 10-Year Option Shares shall be exercisable in full on and after the date that is six months after the Grant Date and from time to time thereafter until, and including, the date that is the business day immediately preceding the tenth anniversary of the Grant Date. An Eligible Director Option granted with respect to 7-Year Option Shares shall be exercisable (a) with respect to half of the 7-Year Option Shares with respect to which such Option is granted, on and after the first anniversary of the Grant Date and (b) with respect to all of the 7-Year Option Shares with respect to which such Option is granted, on and after the second anniversary of the Grant Date, and in each case from time to time thereafter, until, and including, the date that is the business day immediately preceding the seventh anniversary of the Grant Date. Notice of each such Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. The number of shares with respect to which Eligible Directors are to receive Options each Grant Date shall not be subject to

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automatic adjustment pursuant to Section 15., provided, however, that the Committee may elect to adjust such number of shares in the manner provided in Section 15. upon the occurrence of an event that gives rise to an adjustment pursuant to Section 15. Outstanding Options held by Eligible Directors are subject to adjustment in accordance with Section 15.

      This Section 5 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder.

6.     Allotment of Shares

      The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase shares of the Company’s common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code (or any successor provision); (ii) Options which are not intended to so qualify under Section 422 of the Code (or any successor provision); or (iii) both of the foregoing if granted separately and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.

      Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Committee, in its sole discretion, may from time to time determine.

      In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options’ respective grants) of the shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.

      Options not intended to qualify as incentive stock options under Section 422 of the Code (or any successor provision) may be granted to any Plan participant without regard to the Section 422 limitations.

7.     Option Price

      The price per share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Committee at the time of grant based on such criteria as may be adopted by the Committee in good faith; provided, however, in no case shall the exercise price per share be less than one hundred percent (100%) of the fair market value of the common stock at the time such Option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Other than adjustments pursuant to Section 15 of this Plan, the price per share at which an Option granted under this Plan may be exercised shall not be changed after the date of grant.

      If the Company’s shares of common stock are:

(1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on the date the Committee grants the Option;

(2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of the Company’s common stock as reported for the date the Committee grants the Option; or

(3) not traded, the Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

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8.     Term of Option

      The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed (a) in the case of Options granted with respect to 10-Year Option Shares, ten (10) years from the date of grant; (b) in the case of Options granted with respect to 7-Year Option Shares, seven (7) years from the date of grant; and (c) notwithstanding clauses (a) and (b), in the case of Options granted to any owner of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary, five (5) years from the date of the grant.

9.     Time of Granting Options

      The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each individual to whom an Option is so granted, within a reasonable time after the date of such grant.

10.     Non-Transferability

      An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee’s lifetime shall be exercisable only by him or her.

11.     Exercise of Options

      Vesting in General. Subject to the provisions of this Plan, an Option may be exercisable upon such terms and conditions as may be determined by the Committee at the time of grant, provided that (a) an Option granted with respect to 10-Year Option Shares shall first become exercisable, and shall be exercisable in full, on and after the date that is six months after the date of grant and from time to time thereafter until such Option expires and (b) an Option granted with respect to 7-Year Option Shares shall first become exercisable (i) with respect to half of the 7-Year Option Shares with respect to which such Option is granted, on and after the first anniversary of the date of grant and (ii) with respect to all of the 7-Year Option Shares with respect to which such Option is granted, on and after the second anniversary of the date of grant, and from time to time thereafter until such Option expires. Notwithstanding the foregoing, upon any Change of Control (as defined below) all outstanding Options, to the extent not already exercisable, shall become immediately exercisable in full. An Option granted under Section 5 hereof shall be exercisable in accordance with the provisions of Section 5 hereof. The Committee may, in its discretion, temporarily suspend the exercise of Options from time to time for a period not to exceed thirty (30) days.

      Change of Control. “Change of Control” shall mean the occurrence of any one of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (within the meaning of Section 13(d) of the Exchange Act) other than one or more wholly-owned Subsidiaries of the Company; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the first day on which a majority of the members of the Board are not Continuing Directors (as defined below); or (d) the consummation of any transaction (including without limitation any merger, share exchange or consolidation) the result of which is that any “person” (as defined above), other than an Exempt Person or Exempt Persons, becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that an entity or person shall be deemed to have “beneficial ownership” of all shares that any such entity or person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the outstanding common stock of the Company; provided that the transactions covered by this clause (d) shall not include the acquisition by the Company of its common stock; provided further, however, that if (x) any “person” (as defined above) becomes, directly or

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indirectly, the “beneficial owner” (as defined above) of more than 35% of the outstanding common stock of the Company solely as a result of acquisition by the Company of its common stock, (y) such “person” thereafter acquires any additional shares of common stock of the Company and (z) immediately after such acquisition such “person” is, directly or indirectly, the “beneficial owner” (as defined above) of 35% or more of the outstanding common stock of the Company, then such acquisition of additional shares shall constitute a Change of Control.

      “Exempt Person” shall mean (a) the Company, (b) any wholly-owned Subsidiary of the Company, (c) any individual who immediately before the transaction is an executive officer of the Company, (d) any employee benefit plan of the Company or any of its wholly-owned Subsidiaries or (e) any entity or person holding shares of common stock for or pursuant to the terms of any such plan if such entity or person is not a beneficiary of or participant in such plan.

      “Continuing Directors” shall mean, as of any date, any member of the Board who (i) was a member of the Board on the effective date of this Plan or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

      Exercisability of Incentive Stock Options. Any Option granted under this Plan which is intended to qualify as an incentive stock option under Section 422 of the Code (or any successor provision) (other than an Option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the Option (a “Grant-Date Officer”)) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant’s personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant’s death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an “Immediate Termination Event” (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant’s resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has fewer than 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant’s retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.

      Exercisability of Stock Options other than Incentive Stock Options. Any Option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code (or any successor provision) (other than an Option granted to a Grant-Date Officer) shall terminate in full

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(whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant’s personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within two years after the participant’s death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within two years after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an “Immediate Termination Event” (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant’s resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has fewer than 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant’s retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.

      Options to Grant-Date Officers. In the case of an Option granted to a Grant-Date Officer, the termination of such participant’s employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the Option and the Option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.

      Immediate Termination Event. An “Immediate Termination Event” means termination of employment or directorship by reason of: (i) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment); (ii) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; (iii) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual; (iv) failure to pass a drug test administered by the Company or any Subsidiary; or (v) obvious intoxication on the job or consumption of any alcoholic beverage on the premises of the Company or any Subsidiary. Notwithstanding anything to the contrary herein, if a participant to whom an Option shall have been granted shall have his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) prior to their term on the date that the participant ceased to be an employee of the Company or a Subsidiary or a director of the Company.

      No Exercise After Fixed Term of Option. In no event may an Option be exercised after the expiration of its fixed term.

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12.     Method of Exercise

      Each Option granted under this Plan shall be deemed exercised when the holder: (a) shall indicate the decision to do so in writing delivered to the Company; (b) shall tender to the Company payment in full in cash, or in shares of the Company’s common stock, of the exercise price for the shares for which the Option is exercised; (c) shall tender to the Company payment in full in cash, or in shares of the Company’s common stock, of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise; and (d) shall comply with such other reasonable requirements as the Committee may establish.

      No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate or certificates for the shares has been delivered.

      An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option. An optionee must exercise Options in 100 share increments, unless the optionee is exercising Options upon or after termination of the optionee’s employment with the Company or a Subsidiary.

13.     Cancellation and Replacement of Options

      The Committee may, at any time or from time to time, permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.

      The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan. IN NO EVENT, HOWEVER, SHALL A CANCELLATION AND REGRANT BE USED TO EFFECT A “REPRICING” THAT WOULD RESULT IN A DECREASE IN THE PER-SHARE EXERCISE PRICE OF AN OPTION GRANTED UNDER THIS PLAN.

      The shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.

      Except as may be otherwise required under Section 162(m) with respect to “covered employees” (as defined in Section 162(m)), the granting of new Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.

14.     Termination of Options

      An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option, or portion thereof, which terminates shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.

15.     Adjustments Upon Changes in Capitalization

      In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, stock consolidation or any other change in the characteristics of the shares of common stock, the shares reserved for purposes of this Plan, the shares designated as 10-Year Option Shares and 7-Year Option Shares and the shares subject to Options outstanding hereunder shall be correspondingly increased,

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diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, (and other property, if applicable) comparable to the securities (and property, if applicable) he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the common stock so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate exercise price of such shares. The Committee, in its discretion, may elect not to make adjustments pursuant to this Section 15. to the extent necessary to ensure that compensation payable under this Plan does not lose its deductibility on account of Section 162(m).

      Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

16.	Compliance with Securities and Exchange Commission and Other Requirements

      No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange or NASDAQ system on which the common stock of the Company may, at the time, be listed.

      In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.

17.     No Right to Employment

      Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any participant in this Plan at any time with or without assigning a reason therefore, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.

18.     Amendment and Termination

      The Committee may at any time suspend, amend or terminate this Plan. The Committee may make such modifications of the terms and conditions of a holder’s Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

      In addition to Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by a majority of the shares of the Company’s capital stock present and voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.

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19.     Use of Proceeds

      The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

20.     Indemnification of Committee

      In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit, investigation or other proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.     Effective Date of the Plan

      This Plan shall be effective as of August 1, 2002, subject, however, to approval by the requisite shareholder vote at the meeting of shareholders of the Company to be held on or about July 22, 2002.

22.     Section 162(m)

      This Plan and its operation are intended to satisfy the requirements of Section 162(m) with respect to permitting the deductibility of compensation for those participants who are “covered employees” for purposes of Section 162(m). In the event that any provision of this Plan or an Option granted under this Plan does not so satisfy Section 162(m), that provision shall be deemed amended to the extent necessary to satisfy Section 162(m).

23.     Duration of the Plan

      Unless previously terminated by the Committee, this Plan shall terminate at the close of business on July 31, 2012, and no Option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the Plan.

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